EXHIBIT 4-h

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                       FIRST SUPPLEMENTAL AGREEMENT

                                   AMONG

                        MORGAN STANLEY FINANCE PLC,

                       MORGAN STANLEY, DEAN WITTER,
                              DISCOVER & CO.,

                         THE CHASE MANHATTAN BANK,
                  as Agent, as Book-Entry Unit Depositary
              and as Trustee under the Indenture referred to
                       in the Capital Unit Agreement

                                    AND

                       THE HOLDERS FROM TIME TO TIME
            OF THE CAPITAL UNITS DESCRIBED IN THE CAPITAL UNIT
                                 AGREEMENT

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                         Dated as of June 1, 1997

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                  SUPPLEMENTAL TO CAPITAL UNIT AGREEMENT
                  DATED AS OF [                         ]
                     AMONG MORGAN STANLEY FINANCE PLC,
                        MORGAN STANLEY GROUP INC.,
                         THE CHASE MANHATTAN BANK
                     (FORMERLY KNOWN AS CHEMICAL BANK)
                     AND THE HOLDERS FROM TIME TO TIME
            OF THE CAPITAL UNITS DESCRIBED IN THE CAPITAL UNIT
                                 AGREEMENT

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               FIRST SUPPLEMENTAL AGREEMENT, dated as of June 1, 1997 among
MORGAN STANLEY FINANCE PLC, a company incorporated under the laws of England and Wales ("MS plc"), MORGAN STANLEY, DEAN WITTER, DISCOVER & CO., a Delaware corporation (the "Successor Corporation" and hereinafter the "Corporation"), THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Agent and Book-Entry Unit Depositary (in its capacity as capital unit agent, the "Agent," and, in its capacity as book-entry unit depositary, the "Book-Entry Unit Depositary") and THE HOLDERS FROM TIME TO TIME OF THE CAPITAL UNITS DESCRIBED IN THE CAPITAL UNIT AGREEMENT (the "Holders").

                           W I T N E S S E T H :

               WHEREAS, MS plc, Morgan Stanley Group Inc. ("Morgan Stanley"), the Agent and Book-Entry Unit Depositary and the Holders are parties to that
certain Capital Unit Agreement dated as of [                        ];

               WHEREAS, as of May 31, 1997, Morgan Stanley merged with and into Dean Witter, Discover & Co., which continued as the successor corporation and changed its name to Morgan Stanley, Dean Witter, Discover & Co. (the "Merger");

               WHEREAS, Section 801 of the Capital Unit Agreement requires the Successor Corporation to expressly assume the obligations of Morgan Stanley under the Capital Unit Agreement in a supplemental agreement satisfactory to the Agent and Book-Entry Unit Depositary;

               WHEREAS, pursuant to and in compliance with Section 802 of the Capital Unit Agreement, the Successor Corporation shall succeed to and be substituted for Morgan Stanley under the Capital Unit Agreement as the "Corporation," with the same effect as if it had been named therein;

               WHEREAS, Section 406 of the Capital Unit Agreement requires the Successor Corporation to execute and deliver to the Agent an amendment of the Capital Unit Agreement to provide that each Holder shall have the right and obligation to purchase on the Purchase Date the number of shares, property or other assets which a holder of the number of shares of Preferred Stock to which a Purchase Contract related was entitled to receive in connection with the Merger;

               WHEREAS, Section 701 of the Capital Unit Agreement provides that, without the consent of the Holders, each of MS plc and the Corporation, when authorized by a resolution of its Board of Directors, and the Agent and Book-Entry Unit Depositary may enter into agreements supplemental to the Capital Unit Agreement for the purpose of evidencing the succession of another Person to Morgan Stanley and the assumption by such successor of the covenants of Morgan Stanley and supplementing or amending any provisions with respect to matters arising under the Capital Unit Agreement, subject to the conditions set forth therein;

               WHEREAS, the Corporation desires to modify certain provisions of the Capital Unit Agreement to reflect a modification of the officers of the Corporation who are authorized to execute certain documents in connection with the issuance of Capital Units;

               WHEREAS, the entry into this First Supplemental Agreement by the parties hereto is in all respects authorized by the provisions of the Capital Unit Agreement; and

               WHEREAS, all things necessary to make this First Supplemental Agreement a valid agreement according to its terms have been done;

               NOW, THEREFORE, for and in consideration of the premises, MS plc, the Corporation, the Agent and the Book-Entry Unit Depositary mutually covenant and agree for the equal and proportionate benefit of the respective Holders as follows:


                                 ARTICLE 1

               Section 1.1. Assumption of Obligations by Successor Corporation. Pursuant to Section 801 of the Capital Unit Agreement, the Successor Corporation does hereby: (i) expressly assume the due and punctual performance and observance of all of the covenants and conditions of the Capital Unit Agreement to be performed or observed by Morgan Stanley; (ii) agrees to succeed to and be substituted for Morgan Stanley under the Capital Unit Agreement, with the same effect as if it had been named therein; and (iii) represent that it is not in default in the performance of any such covenant and condition.

               Section 1.2. Amendment of Section 101. Section 101 of the Capital Unit Agreement is hereby amended by

           (a) deleting the definition of "Issuer Order" or "Issuer Request" and inserting in lieu thereof the following:

     "'Issuer Order' or 'Issuer Request,' with respect to MS plc means a written order or request signed in the name of MS plc by the Chairman or Vice Chairman of the Board of Directors, the President, General Counsel, Chief Financial Officer, Treasurer, Secretary, Assistant Secretary or any Managing Director of MS plc and delivered to the Agent. 'Issuer Order' or 'Issuer Request' with respect to the Corporation means a written order or request signed in the name of the Corporation by any one of the following: the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any such other person specifically designated by the Board of Directors of the Corporation to execute any such written order or request and delivered to the Agent.";

           (b) deleting the definition of "Officer's Certificate" and inserting in lieu thereof the following:

     "'Officer's Certificate' when used with respect to MS plc means a certificate signed by the Chairman or Vice Chairman of the Board of Directors, the President, General Counsel, Chief Financial Officer, Treasurer, Secretary, Assistant Secretary or any Managing Director of MS plc and delivered to the Agent. 'Officer's Certificate' when used with respect to the Corporation means a certificate signed by any one of the following: the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any such other person specifically designated by the Board of Directors of the Corporation to execute any such certificate and delivered to the Agent.";

           (c) deleting the definition of "Preferred Stock" and inserting in lieu thereof the following:

     "'Preferred Stock' means the [     ]% Cumulative Preferred Stock,
     par value $0.01 per share, stated value $200.00 per share, of the Corporation issuable pursuant to the Purchase Contracts."

           Section 1.3. Amendment of Section 401. Section 401 of the Capital Unit Agreement shall be amended by deleting the second sentence of the first paragraph and inserting in lieu thereof the following:

     "The Purchase Contracts shall be executed on behalf of the Corporation by any one of the following: the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer or any such other person specifically designated by the Board of Directors of the Corporation to execute Purchase Contracts and such Purchase Contracts may, but need not, be attested."


                                 ARTICLE 2

               Section 2.1. Rights and Obligations of the Holders as a Result of the Merger. Pursuant to Section 406 of the Capital Unit Agreement, the Successor Corporation does hereby agree that the Holder of each Outstanding Capital Unit shall have the right and obligation on the Purchase Date to purchase the number of shares of Preferred Stock which a holder of such number of shares of Morgan Stanley's [ ]% Cumulative Preferred Stock, without par value, stated value $200 per share, to which a Purchase Contract related was entitled to receive in connection with the Merger, to wit: [ ] share[s] of Preferred Stock.


                                 ARTICLE 3

                               Miscellaneous

               Section 3.1. Further Assurances. The Corporation will, upon request by the Agent and Book-Entry Unit Depositary, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Agreement.

               Section 3.2. Other Terms of Capital Unit Agreement. Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Capital Unit Agreement are in all respects ratified and confirmed and shall remain in full force and effect.

               Section 3.3. Terms Defined. All terms defined elsewhere in the Capital Unit Agreement shall have the same meanings when used herein.

               Section 3.4. GOVERNING LAW. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL AGREEMENT.

               Section 3.5. Multiple Counterparts. This First Supplemental Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

               Section 3.6. Responsibility of Agent and Book-Entry Unit Depositary. The recitals contained herein shall be taken as the statements of MS Plc and the Corporation, and the Agent and Book-Entry Unit Depositary assume no responsibility for the correctness of the same. The Agent and Book-Entry Unit Depositary make no representations as to the validity or sufficiency of this First Supplemental Agreement.

               Section 3.7. Agency Appointments. The Corporation hereby confirms and agrees to all agency appointments made by Morgan Stanley under or with respect to the Capital Unit Agreement or the Capital Units and hereby expressly assumes the due and punctual performance and observance of all the covenants and conditions to have been performed or observed by Morgan Stanley contained in any agency agreement entered into by Morgan Stanley under or with respect to the Capital Unit Agreement or the Capital Units.

                          * * * * * * * * * * * * * *

               IN WITNESS WHEREOF, this First Supplemental Agreement has been duly executed by MS plc, the Corporation and the Agent and Book-Entry Unit Depositary as of the day and year first written above.


                              MORGAN STANLEY FINANCE PLC



                              By:______________________________
                                 Title:

Attest:

By: ____________________
      Title:

                              MORGAN STANLEY, DEAN WITTER,
                                DISCOVER & CO.



                              By:______________________________
                                 Title:

Attest:

By: ___________________
       Assistant Secretary

                              THE CHASE MANHATTAN BANK,
                                as Agent



                              By:______________________________
                                 Title:
Attest:

By: ____________________
      Title:
                              THE CHASE MANHATTAN BANK,
                                as Book-Entry Unit Depositary



                              By:______________________________
                                 Title:

Attest:

By: ____________________
      Title: